UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (earliest event reported):	December 18, 2003

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

On December 18, 2003, Taubman Centers, Inc. announced that it acquired a twenty-five percent interest in Waterside Shops at Pelican Bay in Naples, Florida, for approximately $22 million in cash, including closing costs. This transaction is more fully described in the press released attached as Exhibit 99(a).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2003	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Executive Vice President and
Chief Financial and
Administrative Officer

EXHIBIT INDEX

Exhibit Number

    99(a)        Text of Press Release, dated December 18, 2003.